Exhibit 10.1

AGREEMENT

     In connection with the transactions contemplated by the Agreement and Plan of Merger by and among Click Holding Corp., Click Acquisition Corp. and DoubleClick Inc., dated as of April 23, 2005 (the “Merger Agreement”) the parties hereto agree as follows:

1.	Mr. Kevin P. Ryan (the “Executive”) agrees to continue to serve in his present positions as an officer, director or otherwise with DoubleClick, Inc. and its affiliates (the “Companies”) and perform all duties required of such Executive until the “Closing” (as such term is defined in the Merger Agreement);

2.	Upon the Closing, the Executive shall resign from any and all positions as an officer, director, or otherwise with the Companies; and

3.	DoubleClick, Inc. agrees to treat such Executive’s resignation as a termination by DoubleClick, Inc. without cause for purposes of any severance, retention or other payment or benefit to which Executive is entitled upon such termination.

Agreed and entered into this 24th day of April, 2005.

DOUBLECLICK, INC.

/s/ David N. Strohm
Name: David N. Strohm
Title: Director

EXECUTIVE

/s/ Kevin P. Ryan
Kevin P. Ryan